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                                                              EXHIBIT 10.9

                        COMMERCIAL LOAN NOTE


$980,000.00                             dated effective as of May 18, 1995


The signer of this Note ("Borrower") promises to pay to the order of THE BANK OF CALIFORNIA, N.A. ("Bank") at its office at 407 SW Broadway, Portland, OR 97205 or at such other place as Bank may designate in writing, in lawful money of the United States of America, the principal sum of Nine Hundred Eighty Thousand and No/100 Dollars ($980,000.00), with interest thereon from the date the proceeds of the loan evidenced by this Note are disbursed until maturity, whether scheduled or accelerated: at a fluctuating rate per annum at all times equal to the rate Bank announces to be in effect from time to time as its prime rate (the "Prime Rate") plus 0.5%. The Prime Rate is a rate set by Bank based upon various factors including general economic and market conditions, and is used as a reference point for pricing certain loans. Bank may price its loans at, above, or below the Prime Rate.

Interest shall be payable on the last day of each consecutive month beginning June 30, 1995, and continuing through April 30, 2000. Principal shall be payable in 59 consecutive monthly instalments of $11,666.67 each, beginning June 30, 1995, and continuing on the last day of each consecutive month through April 30, 2000, plus a final instalment equal to the entire unpaid principal balance and all accrued and unpaid interest on May 31, 2000.

Principal, interest, and all other sums owed Bank under this Note or any Loan Document (as defined below) shall be evidenced by entries in records maintained by Bank for such purpose. Each payment on and any other credits with respect to principal, interest and all other sums outstanding under this Note or any Loan Document shall be evidenced by entries in such records. Bank's records shall be conclusive evidence thereof, absent obvious error.

Notwithstanding the rights given to Borrower pursuant to California Civil Code Sections 1479 and 2822 or equivalent provisions in the laws of the state specified in the governing law clause of this document (and any amendments or successors thereto), to designate how payments will be applied, Borrower hereby waives such rights and Bank shall have the right in its sole discretion to determine the order and method of the application of payments to this and/or any other credit facilities that may be provided by Bank to Borrower and to revise such application prospectively or retroactively at its discretion.



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Borrower has paid or shall pay to Bank no later than June 30, 1995, a non-refundable fee of $500.00 for the loan evidenced by this Note.

If the proceeds of the loan evidenced by this Note are, at Borrower's request, to be wire transferred to Borrower or any other individual or entity ("Person"), such transfer shall be subject to all applicable laws and regulations, and the policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk in effect from time to time ("Applicable Law and Policy"). Borrower acknowledges that, as a result of Applicable Law and Policy, the transmission of the proceeds of this Note may be significantly delayed.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a fluctuating rate per annum at all times equal to the Prime Rate plus 2.5%, until paid in full, whether before or after judgment.

Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest payments than if a 365-day year were used. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within the Bank. In no event shall Borrower be obligated to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

The occurrence and during the continuance of any of the following shall, at Bank's option, (1) make all sums of interest, principal and any other amounts owing under any Loan Documents immediately due and payable without notice of default presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands; and (2) give Bank the right to exercise any other right or remedy provided by contract or applicable law:

         (A) (i) Borrower shall fail to make any payment of principal or interest within 5 days of when due under this Note or to pay any fees or other charges within 5 days of when due, (ii) or Borrower shall fail to provide Bank with, or to perform any obligation under this Note or any contract, instrument, addenda or document executed in connection with this Note, including without limitation any rate option agreement, guaranty, pledge agreement, security agreement or deed of trust (including this Note, each a "Loan Document"), and in the case of this subclause (ii), such failure continues for 30 days after written notice thereof to Borrower from Bank.


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         (B) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower or any guarantor ("Guarantor") of the obligations evidenced by this Note ("Obligations") shall prove to have been false or misleading in any material respect when made.

         (C) Borrower or any Guarantor shall fail to pay its debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors. An involuntary petition shall be filed under any bankruptcy law against Borrower or any Guarantor, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower or any Guarantor, and such involuntary petition or appointment shall be consented to by Borrower or remain undismissed or unstayed for a period of sixty (60) days from the date of filing or appointment, as the case may be.

         (D) Borrower or any Guarantor shall fail to pay when due (including any grace period with respect thereto) any other obligation for money borrowed by it in a principal amount in excess of Three Hundred Thousand and No/100 Dollars ($300,000), or any default shall occur under any other agreement involving the borrowing of money or the advance of credit in such amount to which Borrower or any Guarantor may be a party as borrower, if such default gives the holder of the obligation concerned the right to accelerate the indebtedness. The dissolution, termination of the business or sale of substantially all the assets of Borrower or any Guarantor (unless, with respect to any Guarantor, the assets are transferred to Borrower or any wholly-owned subsidiary of Borrower).

         (E) Any one or more final judgments, orders or decrees for the payment of money in excess of Three Hundred Thousand and No/100 Dollars ($300,000) (whether singly or in the aggregate) to the extent not covered by insurance shall be rendered against Borrower or any Guarantor and Borrower or such Guarantor shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof pending appeal, within thirty (30) days after the date of entry thereof.

         (F) Any governmental or regulatory authority shall take any action which might materially adversely affect the



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         Collateral (as defined in the Loan Documents) or Debtor's ability to pay the indebtedness or perform its obligation to Bank.

Bank has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity date unless Bank agrees otherwise in writing.

DISPUTE RESOLUTION

         (A) MANDATORY MEDIATION/ARBITRATION. Any controversy or claim between or among the parties their agents, employees and affiliates, including but not limited to those arising out of or relating to this Note or any related agreements or instruments ("Subject Documents"), including without limitation any claim based on or arising from an alleged tort, shall, at the option of any party, and at that party's expense, be submitted to mediation, using either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc. ("JAMS"). If mediation is not used, or if it is used and it fails to resolve the dispute within 30 days from the date AAA or JAMS is engaged, then the dispute shall be determined by arbitration in accordance with the rules of either JAMS or AAA (at the option of the party initiating the arbitra-tion) and Title 9 of the U. S. Code, notwithstanding any other choice of law provision in the Subject Documents. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph (a). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph (a) shall apply only if, at the time of the proposed submission to AAA or JAMS, none of the obligations to Bank described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

         (B) JURY WAIVER/JUDICIAL REFERENCE. If the controversy or claim is not submitted to arbitration as provided and limited in subparagraph (a), but becomes the subject of a judicial action, each party hereby waives its respective right to trial by jury of the controversy or claim. In addition, any party may elect to have all decisions of fact and law determined by a referee appointed by the court in accordance with applicable state reference procedures. The party requesting the reference procedure



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         shall ask AAA or JAMS to provide a panel of retired judges and the court shall select the referee from the designated panel. The referee shall prepare written findings of fact and conclusions of law. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

         (C) PROVISIONAL REMEDIES, SELF HELP, AND FORECLOSURE. No provision of, or the exercise of any rights under, subparagraph (a) shall limit the right of any party to exercise self help remedies such as setoff, to foreclose against any real or personal property collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any mediation or arbitration except to the extent such action is contrary to a final award or decision in any arbitration proceeding. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to mediation or arbitration.

To the extent any provision of the dispute resolution clause is different than the terms of this Note, the terms of this dispute resolution clause shall prevail.

This Note and the Loan Documents shall inure to the benefit of and be binding upon the successors and assigns of each of the parties except that Borrower shall not have the right to assign its rights hereunder or any interest herein. Bank shall not have the right to assign its rights hereunder without the consent of Borrower, which consent shall not be unreasonably withheld; provided, however, that this paragraph shall not prohibit Bank from selling participation(s) in the loan evidenced by this Note to whom and on such terms as it desires; provided, further, that any agreement pursuant to which Bank grants such a participation shall provide that Bank shall retain the sole right and responsibility to enforce the obligations of Borrower relating to this Note and the Loan Documents, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Note or other Loan Documents; provided, further, that such participation agreement may provide that Bank will not agree to any modification, amendment or waiver of this Agreement or the other Loan Documents without the consent of the participant



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which would reduce the principal of or rate of interest on such Loans, or postpone the date fixed for any payment of principal of or interest on such Loans, or release any collateral securing, or any Guarantor of, any liability to Bank hereunder or under the Loan Documents. The granting of any participation pursuant to this Section shall not affect in any manner the obligations of Borrower hereunder.

No failure or delay on the part of Bank in exercising any power, right or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.

Borrower shall pay and protect, defend and indemnify Bank and Bank's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Bank, collectively "Agents") against, and hold Bank and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys' fees and costs) and other amounts incurred by Bank and each such Agent, arising from (i) the matters contemplated by this Note or any Loan Document or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's sales, leases or performance of services to Borrower's customers, including without limitation those sales, leases and services requiring consumer or other disclosures; PROVIDED, HOWEVER, that this indemnification shall not apply to any of the foregoing to the extent they have resulted from Bank's or any Agent's gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower's obligations and liabilities to Bank.

In the event of any action at law or suit in equity in relation to this Note or any other Loan Document is required or contemplated hereunder, the prevailing party, in addition to all other sums which the other party may be called upon to pay, shall be entitled to recover such additional sum for the prevailing party's attorneys' fees incurred therein, as the arbiter, trial court or any appellate court adjudges reasonable in said suit or action.

This Note shall be governed by, and construed in accordance with, the laws of the State of Oregon.

All terms and conditions set forth in the Financial
Statement/Financial Covenants Addendum(s) attached to this Note are incorporated by this reference.




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UNDER OREGON LAW, MOST AGREEMENTS, PROMISES, AND COMMITMENTS MADE BY BANK
AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.



ELMER'S RESTAURANTS, INC.,
an Oregon corporation



By:  HERMAN GOLDBERG
    ----------------------
Herman Goldberg
Title:President and CEO




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                        ADDENDUM TO PROMISSORY NOTE
                -FINANCIAL COVENANTS/FINANCIAL STATEMENTS-


THIS ADDENDUM is attached to and made a part of that certain promissory note executed by Elmer's Restaurants, Inc., an Oregon corporation
("Borrower"), payable to the order of THE BANK OF CALIFORNIA, N.A. ("Bank"), in the principal amount of $980,000.00 and dated effective as of May 18, 1995 (the "Note").

The following provisions are hereby incorporated into the Note:

1. FINANCIAL COVENANTS. So long as Borrower is indebted to Bank under this Note and until its performance of all obligations to Bank, Borrower will, unless Bank otherwise consents in writing:

         1.1 TANGIBLE NET WORTH. Maintain a Tangible Net Worth of not less than $1,500,000.00.

         1.2 PROFITABILITY. Maintain profitable operations on an annual basis of at least $50,000.00.

         1.3 DEBT SERVICE COVERAGE RATIO. Maintain a ratio of income from operation before interest expense, income taxes, Depreciation, Amortization and other non-cash charges, for the previous financial reporting period, to the current portion of long term debt and interest expense at the time of determination, of at least 1.20 annually. 'Depreciation' means the annual reduction of a portion of the cost of a tangible capital asset over the period of its estimated useful life. 'Amortization' means the periodic reduction of intangible assets and/or deferred charges over a specific term.

         1.4 LIQUID ASSETS. Maintain Liquid Assets in an aggregate amount not less than $1,000,000, subject to no Liens. "Liquid Assets" means Borrower's assets consisting of unrestricted and immediately available: cash; U.S. government obligations or obligations guaranteed by the U.S. government or an agency thereof; bank deposit accounts or money market accounts placed with institutions selected by Borrower and satisfactory to Bank; public or private debt instruments rated not less than BBB by a rating agency acceptable to Bank; and common stock listed on either the New York Exchange or American Stock Exchange with a price per share of not less than $10.00 at all times during the term of this Note.


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2.   FINANCIAL STATEMENTS. So long as Borrower is indebted to Bank under this
Note, Borrower shall provide to Bank the following financial information, which Borrower warrants shall be accurate and complete in all material respects and prepared in accordance with generally accepted accounting principles and practices, consistently applied:

         2.1  INTERIM FINANCIAL STATEMENTS

         As soon as available, but no later than 60 days after the end of each quarter (other than the last quarter of any fiscal year), Borrower's balance sheet as of the end of such period, and Borrower s income statement for such period and for that portion of Borrower's financial reporting year ending with such period, prepared and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting Borrower's financial condition and the results of Borrower's operations.

         2.2  YEAR-END FINANCIAL STATEMENTS

         As soon as available, but no later than 90 days after the end of each financial reporting year, a complete copy of Borrower's audit report, which shall include balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared and certified by Coopers & Lybrand LLP, or other independent certified public accountant selected by Borrower and reasonably satisfactory to Bank (the "Accountant"). The Accountant's certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower's records or otherwise. The certification shall include, or be accompanied by, a statement from the Accountant that during the examination there was observed no Event of Default, or a statement of the Event of Default if any is found. Borrower shall not change its financial reporting year end from the current March 31 without Bank's prior written consent.

         Except as otherwise provided in this Note, accounting terms, and financial covenants and information, shall be determined and prepared in accordance with GAAP as in effect on the date of this Note.




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3.   OTHER FINANCIAL INFORMATION

         3.1 Such other statements, lists of property and accounts, budgets, forecasts, reports or other financial information as Bank may from time to time reasonably requested.

4.   DEFINITIONS

The following definitions shall be applicable to both the singular and plural forms of the defined terms.

         "AFFILIATE" means any Person which directly or indirectly controls, is controlled by, or is under common control with, Borrower. "Control", "controlled by" and "under common control with" means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent or more of the securities having ordinary voting power for the election of directors of a corporation.

         "GAAP" means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

         "RELATED PERSON" means an Affiliate of Borrower, or any officer, employee, director or shareholder of Borrower or any Affiliate, or a relative of any of them.

         "TANGIBLE NET WORTH", means the net book value of (a) all Borrower's assets, exclusive of intangibles, and loans to and notes and receivables from Related Persons, minus (b) all Borrower's liabilities determined in accordance with GAAP.




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IN WITNESS WHEREOF, the undersigned has executed this Addendum the first date set forth above.


ELMER'S RESTAURANTS, INC.,
an Oregon corporation


By:  HERMAN GOLDBERG
    ----------------------------
     Herman Goldberg
     Title:  President and CEO